Exhibit (23)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-59117 pertaining to the TearDrop Golf Co. and subsidiaries 401(k) Plan and Form S-8 No. 333-59115 pertaining to the TearDrop Golf Company 1996 Stock Option Plan) of our report dated March 17, 2000 with respect to the consolidated financial statements of TearDrop Golf Company included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999.


                                                  ERNST & YOUNG LLP

Chicago, Illinois
March 27, 2000